                                                                     EXHIBIT 3.1

                            BROADBAND SPORTS, INC.

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

          BROADBAND SPORTS, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

          1. The name of the corporation is Broadband Sports, Inc., the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 20, 1998 under the name of E-Sport, Inc.

          2. Pursuant to Section 242 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation restates and amends the provisions of this corporation's Certificate of Incorporation.

          3. The terms and provisions of this Amended and Restated Certificate of Incorporation have been duly approved by vote of the required number of shares of each outstanding class of stock of this corporation pursuant to Subsection 242 of the General Corporation Law of the State of Delaware.

          4. The text of the Amended and Restated Certificate of Incorporation is hereby restated and amended to read in its entirety as set forth in Exhibit A attached hereto.
         ---------

          IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been signed this 29th day of September 1999.
                                   ----

                                            BROADBAND SPORTS, INC.

                                            /s/ Tyler Goldman, President
                                            ----------------------------
                                            Tyler Goldman, President

                                            ATTEST:


                                            /s/ Ross Schaufelberger
                                            -----------------------
                                            Ross Schaufelberger,
                                            Secretary

                                   EXHIBIT A
                                   ---------

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                          OF BROADBAND SPORTS, INC.,
                            a Delaware Corporation


                                       I

          The name of this corporation is Broadband Sports, Inc.

                                      II

          The address of the registered office of the corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the corporation's registered agent at such address is The Corporation Trust Company.

                                      III

          The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                      IV

      A.  Classes of Stock.  This corporation is authorized to issue two classes
          ----------------
of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is three hundred fifty million (350,000,000) shares, three hundred million (300,000,000) shares of which shall be Common Stock (the "Common Stock") and fifty million (50,000,000) shares of which shall be Preferred Stock (the "Preferred Stock"). The Common Stock shall have a par value of $0.001 per share and the Preferred Stock shall have a par value of $0.001 per share.

      B.  Rights, Preferences and Restrictions of Preferred Stock.  The
          -------------------------------------------------------
Preferred Stock authorized by this Certificate of Incorporation may be issued from time to time in one or more series. The rights, preferences, privileges, and restrictions granted to and imposed on the Series A Preferred Stock, which series shall consist of two million (2,000,000) shares, the Series B Preferred Stock, which series shall consist of thirty four million (34,000,000) shares and the Series C Preferred Stock, which series shall consist of two million five hundred thousand (2,500,000) shares, are as set forth below in this Article IV(B). Subject to compliance with applicable protective voting rights which have been or may be granted to the Preferred Stock or series thereof in Certificates of Designation or this corporation's Certificate of Incorporation ("Protective Provisions"), the Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon additional series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them. Subject to compliance with applicable Protective Provisions, but notwithstanding any other rights of the Preferred Stock or any series thereof, the rights, privileges, preferences and restrictions of any such additional series may be subordinated to, pari passu
                                                                   ----------
with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of Preferred Stock or Common Stock. Subject to compliance with applicable Protective Provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any series, prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

      1.  Dividend Provisions.
          -------------------

          (a) The holders of the Series A Preferred Stock shall be entitled to receive dividends at the rate of $0.09 per share per annum (appropriately adjusted for any stock dividend, combination, stock split or other recapitalization (collectively a "Recapitalization") with respect to the Series A Preferred Stock). Such dividends shall begin to accumulate upon the date of issuance of the Series A Preferred Stock and shall be due and payable upon the occurrence of a Liquidation Event (as defined in Section 2 hereof) or a Redemption Event (as defined in Section 3 hereof). No dividends shall be paid on any Common Stock or any other Preferred Stock during any fiscal year of the corporation until dividends in the total amount of $0.09 per share (as adjusted for any Recapitalization with respect to the Series A Preferred Stock) on the Series A Preferred Stock shall have been accounted for and set aside during that fiscal year. In the event the corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the corporation or other persons, assets (excluding cash dividends) or options or rights to purchase any such securities or evidences of indebtedness, then, in each such case the holders of the Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though the holders of the Series A Preferred Stock were the holders of the same number of shares of Common Stock of the corporation.

          (b) Subject to the rights of series of Preferred Stock which may from time to time come into existence, the holders of shares of Series B Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on the Common Stock and the Series C Preferred Stock of this corporation, at the rate of $0.054 per share (appropriately adjusted for any Recapitalization with respect to the Series B Preferred Stock) of Series B Preferred Stock per annum, when, as and if declared by the Board of Directors of the corporation. Such dividends shall not be cumulative. In the event that the corporation declares or pays any dividend on the Common Stock (whether payable in cash, securities, or other property), other than dividends subject to subsection (d)(i) or (e) of Section 4, the corporation shall also declare and pay to the holders of the Series B Preferred Stock at the same time that it declares and pays such dividends to the holders of the Common Stock, the dividends which would have been declared and paid with respect to the Common Stock issuable upon the conversion of the Series B Preferred Stock had all of the Series B Preferred Stock been converted immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are determined.

          (c) Subject to the rights of series of Preferred Stock which may from time to time come into existence, the holders of shares of Series C Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on the Common Stock of this corporation, at the rate of $0.072 per share (appropriately adjusted for any Recapitalization with respect to the Series C Preferred Stock) of Series C Preferred Stock per annum, when, as and if declared by the Board of Directors of the corporation. Such dividends shall not be cumulative. In the event that the corporation declares or pays any dividend on the Common Stock (whether payable in cash, securities, or other property), other than dividends subject to subsection (d)(i) or (e) of Section 4, the corporation shall also declare and pay to the holders of the Series C Preferred Stock at the same time that it declares and pays such dividends to the holders of the Common Stock, the dividends which would have been declared and paid with respect to the Common Stock issuable upon the conversion of the Series C Preferred Stock had all of the Series C Preferred Stock been converted immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are determined .

      2.  Liquidation Preference.
          ----------------------

          (a) In the event of any liquidation, dissolution or winding up of this corporation (a "Liquidation Event"), either voluntary or involuntary, the holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the corporation to the holders of any other Preferred Stock or Common Stock by reason of their ownership thereof, the amount of $1.00 per share (as adjusted for any Recapitalization with respect to the Series A Preferred Stock), plus all declared, or undeclared but accumulated and unpaid, dividends on such share for each share of Series A preferred Stock then held by them (the "Series A Liquidation Preference Amount"). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

          (b) In the event of any Liquidation Event, and subject to the payment in full of the aggregate Series A Liquidation Preference Amount as provided in subsection (a) of this Section 2, and any other distribution that may be required with respect to series of Preferred Stock that may from time to time come into existence, the remaining assets of the corporation available for distribution to stockholders shall be distributed among the holders of Series B Preferred Stock, Series C Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock held by each (assuming full conversion of all shares of Series B Preferred Stock and Series C Preferred Stock).

          (c) For purposes of this Section 2, a Liquidation Event shall be deemed to be occasioned by, or to include, (A) the acquisition of the corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation but, excluding any merger effected exclusively for the purpose of changing the domicile of the corporation); or (B) a sale of all or substantially all of the assets of the corporation; unless the corporation's stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the corporation's acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity.

          (d) Whenever the distribution provided for in this Section 2 shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board of Directors of the corporation.

      3.  Redemption.
          ----------

          (a) In the event that the corporation shall consummate (i) a sale of all or substantially all of the assets or stock of the corporation to any entity in which more than 50% of the equity interests in such entity are not held by the holders of Common Stock of the corporation (assuming full conversion of all shares of Series B Preferred Stock and Series C Preferred Stock) as in existence immediately prior to the consummation of such transaction, or (ii) an underwritten public offering of the Common Stock of the corporation pursuant to the Securities Act of 1933, as amended, which results in net proceeds to the corporation of at least $10 million (each such event referred to as a "Redemption Event" and the date of consummation of each such Redemption Event referred to as the "Redemption Date"), the corporation shall, concurrently with the surrender by the holders of Series A Preferred Stock of the certificates representing such shares, redeem all of the outstanding shares of Series A Preferred Stock by paying in cash therefor, $1.00 per share of Series A Preferred Stock (as adjusted for any Recapitalizations with respect to the Series A Preferred Stock) plus all declared, or undeclared but accumulated and unpaid, dividends on such shares (the "Redemption Price").

          (b) Except as provided in subsection (c) of this Section 3, on or after the Redemption Date, each holder of Series A Preferred Stock to be redeemed shall surrender to the corporation the certificate or certificates representing such shares, in the manner and at the place designated by the corporation, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled.

           (c) From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Series A Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the corporation legally available for redemption of shares of Series A Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Series A Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon their holdings of Series A Preferred Stock. The shares of Series A Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. Any time thereafter when additional funds of the corporation are legally available for the redemption of shares of Series A Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the corporation has become obligated to redeem on any Redemption Date, but which it has not redeemed.

     4.    Conversion. The Series A Preferred Stock is not convertible. The
           ----------
holders of the Series B Preferred Stock and the Series C Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

           (a) Right to Convert. Each share of Series B Preferred Stock and the
               ----------------
Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this corporation or any transfer agent for such Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined in accordance with subsection (a) of this Section 4. The number of shares of Common Stock into which each share of Series B Preferred Stock shall be convertible shall be determined by dividing $0.60 (the "Original Series B Issue Price") by the Series B Conversion Price determined as hereinafter provided, in effect on the date that the certificate is surrendered for conversion. The number of shares of Common Stock into which each share of Series C Preferred Stock shall be convertible shall be determined by dividing $0.80 (the "Original Series C Issue Price") by the Series C Conversion Price determined as hereinafter provided, in effect on the date that the certificate is surrendered for conversion. The initial Series B Conversion Price per share and the initial Series C Conversion Price per share shall be the Original Series B Issue Price and the Original Series C Issue Price, respectively; provided, however, that the Series B Conversion Price and Series C Conversion Price shall be subject to adjustment as set forth in subsection (d) of this Section 4.

           (b)  Automatic Conversion. Each share of Series B Preferred Stock and
                --------------------
Series C Preferred Stock shall automatically be converted into shares of Common Stock at the Series B Conversion Price and Series C Conversion Price, as the case may be, at the time in effect for such share immediately upon the earlier of (i) the corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, which results in net proceeds to the corporation of at least $15,000,000 or (ii) the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Series B Preferred Stock and Series C Preferred Stock voting together as a single class.

           (c)  Mechanics of Conversion. Before any holder of Series B Preferred
                -----------------------
Stock or Series C Preferred Stock, as the case may be, shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for the Preferred Stock, and shall give written notice to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten public offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities .

           (d)  Conversion Price Adjustments of Preferred Stock.  The Series B
                -----------------------------------------------
Conversion Price and Series C Conversion Price shall be subject to adjustment from time to time as follows:

                (i) In the event the corporation should at any time or from time to time after the date upon which any shares of Series C Preferred Stock were first issued (the "Series C Purchase Date") fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the Series B Conversion Price or the Series C Conversion Price, as the case may be, shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series B Preferred Stock or Series C Preferred Stock shall be increased in proportion to such increase of the aggregate number of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

                (ii) If the number of shares of Common Stock outstanding at any time after the Series C Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Series B Conversion Price or Series C Conversion Price, as the case may be, shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of share of Series B Preferred Stock or Series C Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

           (e)  Other Distributions. In the event this corporation shall declare
                -------------------
a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 4(d)(i), then, in each such case for the purpose of this subsection 4(e), the holders of the Series B Preferred Stock or Series C Preferred Stock, as the case may be, shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the corporation into which their shares of Series B Preferred Stock or Series C Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the corporation entitled to receive such distribution.

           (f)  Recapitalizations. If at any time or from time to time there
                -----------------
shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in
Section 2 or this Section 4) provision shall be made so that the holders of the Series B Preferred Stock and Series C Preferred Stock shall thereafter be entitled to receive upon conversion of the Series B Preferred Stock or Series C Preferred Stock the number of shares of stock or other securities or property of the corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Series B Preferred Stock or Series C Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Series B Conversion Price or Series C Conversion Price then in effect and the number of shares purchasable upon conversion of the Series B Preferred Stock or Series C Preferred Stock), shall be applicable after that event as nearly equivalent as may be practicable.

           (g)  No Impairment. This corporation will not, by amendment of its
                -------------
Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series B Preferred Stock or Series C Preferred Stock against impairment.

           (h)  No Fractional Shares and Certificate as to Adjustments.
                ------------------------------------------------------

                (i) No fractional shares shall be issued upon conversion of any share or shares of the Series B Preferred Stock or Series C Preferred Stock and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series B Preferred Stock or Series C Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                (ii) Upon the occurrence of each adjustment or readjustment of the Series B Conversion Price or Series C Conversion Price pursuant to this
Section 4, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B Preferred Stock or Series C Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Series B Preferred Stock or Series C Preferred Stock furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment,
(B) the Series B Conversion Price or Series C Conversion Price at the time in effect and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series B Preferred Stock or Series C Preferred Stock.

           (i)  Notices of Record Date. In the event of any taking by this
                ----------------------
corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this corporation shall mail to each holder of Series B Preferred Stock or Series C Preferred Stock at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

           (j)  Reservation of Stock Issuable Upon Conversion. The
                ---------------------------------------------
corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock or Series C Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock or Series C Preferred Stock and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock and Series C Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series B Preferred Stock and Series C Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation.

           (k)  Notices. Any notice required by the provisions of this
                --------
Section 4 to be given to the holders of shares of Series B Preferred Stock or Series C Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at such holder's address appearing on the books of this corporation.

     5.    Voting Rights.
           -------------

           (a)  General. Except as otherwise expressly provided herein, the
                -------
holder of each share of Series B Preferred Stock and Series C Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series B Preferred Stock or Series C Preferred Stock could then be converted and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the Bylaws of this corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series B Preferred Stock and Series C Preferred Stock held by each holder could be converted) shall be rounded to be nearest whole number (with one-half being rounded upward).

           (b)  Series A Preferred Stock. The holders of Series A Preferred
                ------------------------
Stock will not have any voting rights except (i) that the holders of Series A Preferred Stock shall have such rights as from time to time are required by the Delaware General Corporation law and (ii) the holders of Series A Preferred Stock shall have one vote for each share of Series A Preferred Stock (or, if a share of Common Stock shall have more than one vote per share, that number of votes per share of a share of Common Stock) as to matters voted upon by the holders of the Common Stock in which such matter could have a direct, adverse affect on the rights of the holders of Series A Preferred Stock (which shall not be deemed to include the election of any director).

     6.    Protective Provisions.
           ---------------------

           (a)  Series A Preferred Stock. Without limiting the generality of
                ------------------------
subsection (b) of Section 5, so long as shares of Series A Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least 66 2/3% of the then outstanding shares of Series A Preferred Stock, voting as a separate class, take any action to amend the Certificate of Incorporation or Bylaws of the corporation in a manner that would change any of the rights, preferences or privileges provided for herein for the benefit of any shares of the Series A Preferred Stock. Without limiting the generality of the preceding sentence, the corporation will not amend its Certificate of Incorporation or Bylaws without the approval of the holders of 66 2/3% of Series A Preferred Stock if such amendment would:

          (1) reduce the dividend rates on the Series A Preferred Stock provided for herein or make such dividends non-cumulative or defer the date from which dividends will accrue, or cancel accrued and unpaid dividends, or change the relative seniority rights of the holders of that series of Preferred Stock as to the payment of dividends in relation to the holders of any other capital stock of the corporation;

          (2) reduce the amount payable to the holders of the Series A Preferred Stock upon a Liquidation Event, or change the relative seniority of the liquidation preferences of the holders of the Series A Preferred Stock to the rights upon liquidation of the holders of any other capital stock of the corporation;

          (3) reduce the Redemption Price specified in Section 3 hereof with respect to the Series A Preferred Stock;

          (4)  delay any of the Redemption Dates provided for in Section 3; or

          (5)  change the authorized number of directors of the corporation.

     (b)  Series B Preferred Stock.  So long as shares of Series B Preferred
          ------------------------
Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock, voting as a separate class, take any action to:

          (1) alter or change the rights, preferences or privileges of the shares of Series B Preferred Stock so as to affect materially and adversely the shares;

          (2) increase or decrease (other than by conversion) the total number of authorized shares of Series B Preferred Stock; or

          (3) authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security, having a preference over the Series B Preferred Stock as to the payment of dividends.

     (c)  Series C Preferred Stock.  So long as shares of Series C Preferred
          ------------------------
Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series C Preferred Stock, voting as a separate class, take any action to:

          (1) alter or change the rights, preferences or privileges of the shares of Series C Preferred Stock so as to affect materially and adversely the shares;

          (2) increase or decrease (other than by conversion) the total number of authorized shares of Series C Preferred Stock; or

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

               (3) authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security, having a preference over the Series C Preferred Stock as to the payment of dividends.

       7.  Status of Converted or Redeemed Stock.  In the event any shares of
           -------------------------------------
Series A Preferred Stock shall be redeemed pursuant to Section 3 or any shares of Series B Preferred Stock or Series C Preferred Stock, as the case may be, shall be converted pursuant to Section 4, the shares so redeemed or converted shall be canceled and shall not be issuable by the corporation. The Certificate of Incorporation of this corporation shall be appropriately amended to effect the corresponding reduction in the corporation's authorized capital stock.

       C.  Common Stock.

       1.  Dividend Rights.  Subject to the prior rights of holders of all
           ---------------
classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

       2.  Liquidation Rights.  Upon the liquidation, dissolution or winding
           ------------------
up of the corporation, the assets of the corporation shall be distributed as provided in Section 2 of Division (B) of this Article IV hereof.

       3.  Redemption.  The Common Stock is not redeemable.
           ----------

       4.  Voting Rights.  The holder of each share of Common Stock shall have
           -------------
the right to one vote, and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.


                                       V

       The corporation is to have perpetual existence.

                                      VI

       Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the

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

stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the same compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

                                      VII

     For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation, and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

          1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

          2. After the original or other Bylaws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the corporation may be exercised by the Board of Directors of the corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provision of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders of the corporation entitled to vote unless provisions for such classification shall be set forth in this certificate of incorporation.

          3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the Certificate of Incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of Section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

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

                                     VIII

     The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provision of paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

                                      IX

     The corporation shall, to the fullest extent permitted by the provisions of
Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

                                       X

     From time to time any of the provisions of this Certificate of Incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this
Article X.

                                      XI

          Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the corporation.

                            *          *          *

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